EXHIBIT 21



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                                                                      Exhibit 21


                          INTERSTATE/JOHNSON LANE, INC.
                               List of Subsidiaries
                                September 30, 1998



                                                          Percentage of
                                           State in          voting
                                            which          securities
                 Name                    Incorporated        owned
                 ----                    ------------     ------------
Interstate/Johnson Lane Corporation    North Carolina         100%
ISC Realty Corporation                 North Carolina         100
IJL Capital Management, Inc.           North Carolina         100
ISC Futures Corporation                North Carolina         100
The  Johnson, Lane, Space, Smith
Corporation                            Georgia                100
IJL Financial, Inc.                    North Carolina         100
IJL Holdings, Inc.                     North Carolina         100